      Exhibit 10.1.3
                                Amendment No. 3
                                ---------------

      Reference is made to that certain Loan Agreement dated as of October 18, 1991, as amended (the "Loan Agreement") among The Vons Companies, Inc., Bank of America National Trust and Savings Association (as successor by merger to Security Pacific National Bank), as Agent, and the Banks party thereto. Terms defined in the Loan Agreement are used herein with the same meanings.

                                   RECITALS
                                   --------

A. Borrower has advised the Banks that its consolidated financial statements for the Fiscal Year ended January 3, 1993 will reflect non-cash charges for the initial implementation of new accounting and reporting standards for non pension post retirement benefits and for income taxes are required by recent Statements Nos. 106 and 109 of the Financial Accounting Standards Board. Such consolidated financial statements will be delivered by Borrower to the Banks in accordance with Section 7.1 of the Loan Agreement.
                                                 ---

B.  As contemplated by Section 1.3 of the Loan Agreement, Borrower, the
                               ---
Agent and the Banks desire to amend certain of the financial covenants contained in the Loan Agreement to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to the application of such Financial Accounting Standards. It is intended that the amended financial covenants hereinafter set forth apply to the financial condition of Borrower as measured by the consolidated financial statements described above and to those hereafter delivered by Borrower to the Banks pursuant to Section 7.1 of the Loan
                                                       ---
Agreement.

                                   AGREEMENT
                                   ---------
      Borrower, the Agent and the Banks hereby agree as follows:

  1.  Section 6.13.  Section 6.13 of the Loan Agreement is amended to read as
      ------------           ----
follows:

      "6.13  Leverage Ratio.  Permit the Leverage Ratio to be, at the end of
             --------------
      each Fiscal Quarter ending during each Fiscal Year set forth below, greater than the ratio set forth opposite that Fiscal Year:


      Fiscal Year ending
          on or about                            Ratio
      ------------------                         -----
      December 31, 1991                          4:00:1:00

      December 31, 1992                          4:00:1:00

      December 31, 1993
      and thereafter                             3.70:1:00"

  2.  Section 6.14.  Section 6.14 of the Loan Agreement is hereby amended to
      ------------           ----
read as follows:


      "6.14  Minimum Shareholders' Equity.  Permit Shareholders' Equity to be,
             ----------------------------
      at the end of each Fiscal Quarter, less than the sum of (a) $335,000,000
                                                       ---
      plus (b) an amount equal to 75% of Consolidated Net Income for each
      ----
      Fiscal Quarter ending after June 16, 1991 (without reduction for any deficit Consolidated Net Income during any such Fiscal Quarter)."

  3.  Counterparts.  This Amendment may be executed in counterparts in
      ------------
accordance with Section 11.7 of the Loan Agreement.
                        ----

  4.  Confirmation.  In all other respects, the Loan Agreement is hereby
      ------------
confirmed.

  Dated as of March 11, 1993.

                              THE VONS COMPANIES, INC.



                              By  /s/ V. L. Miller
                                  -----------------------------------------

                                Its Vice President & Treasurer
                                    ---------------------------------------
                                [Printed Name and Title]

                              BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,
                               as Agent



                              By  /s/ David Price
                                  -----------------------------------------
                                      David Price
                                  Its Vice President
                                     --------------------------------------
                                  [Printed Name and Title]

                              BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,
                               as a Bank

                              By  /s/ D. V. Arriola
                                  -----------------------------------------
                                  Its Dennis V. Arriola, Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              NATIONSBANK OF NORTH CAROLINA, N.A.,
                               as a Bank

                              By  /s/ W. B. Guffey
                                  -----------------------------------------
                                      William B. Guffey
                                  Its Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              THE BANK OF NOVA SCOTIA,
                               as a Bank

                              By  /s/ Suzanne L. Baird
                                  -----------------------------------------
                                  Its Representative
                                      -------------------------------------
                                  [Printed Name and Title]


                              CIBC, INC.,
                               as a Bank

                              By  /s/ Thomas C. Ludlow
                                  -----------------------------------------
                                      Thomas C. Ludlow
                                  Its Vice President
                                      -------------------------------------
                                  [Printed Name and Title]


                              CONTINENTAL BANK, N.A.,
                               as a Bank


                              By  /s/ Wyatt R. Ritchie
                                  -----------------------------------------
                                  Its Wyatt R. Ritchie, Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              UNION BANK,
                               as a Bank

                              By  /s/ Ann M. Yasuda
                                  -----------------------------------------
                                  Its Ann M. Yasuda, Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              CITICORP USA, INC.,
                               as a Bank

                              By  /s/ Barbara A. Cohen
                                  -----------------------------------------
                                      Barbara A. Cohen
                                  Its Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              SOCIETE GENERALE,
                               as a Bank

                              By  /s/ Maureen Kelly
                                  -----------------------------------------
                                  Its Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              THE FIRST NATIONAL BANK OF CHICAGO,
                               as a Bank

                              By  /s/ L. Gene Beube
                                  -----------------------------------------
                                  Its SVP
                                      -------------------------------------
                                  [Printed Name and Title]

                              ABN AMRO BANK, N.V., Los Angeles
                              International Branch,
                               as a Bank

                              By  /s/ J. A. Prouijs   /s/ David J. Stassel
                                      J. A. Prouijs
                                  -----------------------------------------
                                                          David J. Stassel
                                  Its AVP                  Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              THE CHASE MANHATTAN BANK, N.A.,
                               as a Bank

                              By  /s/ Dawn Lee Lum
                                  -----------------------------------------
                                      Dawn Lee Lum
                                  Its Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              FIRST INTERSTATE BANK OF CALIFORNIA,
                               as a Bank

                              By  /s/ W. J. Baird
                                  -----------------------------------------
                                  Its William J. Baird, Vice President
                                      -------------------------------------
                                  [Printed Name and Title]

                              BANK OF HAWAII,
                               as a Bank

                              By  /s/ Cynthia L. Davis
                                  -----------------------------------------
                                  Its
                                      -------------------------------------
                                  [Printed Name and Title]

                              THE TOKAI BANK, LTD.
                              LOS ANGELES AGENCY,
                               as a Bank

                              By  /s/ Hitoshi Ozawa
                                  -----------------------------------------
                                      Hitoshi Ozawa
                                  Its Assistant General Manager
                                      -------------------------------------
                                  [Printed Name and Title]